Exhibit 3.2

BYLAWS OF
GRIID INFRASTRUCTURE INC.

Article I

OFFICES; CORPORATE SEAL
Section 1.1
Registered Office. The registered office of the corporation shall be at the address specified in the Certificate of Incorporation or any amendment or restatement thereof or in a certificate of change of registered office filed with the Secretary of State of the state of Delaware.
Section 1.2
Principal Executive Office. The principal executive office of the corporation shall be 10424 S Eastern Ave, Ste 200, Henderson, NV 89052, and may be changed from time to time by the board of directors.
Section 1.3
Other Offices. The corporation may also have offices at such other place both within and without the state of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
Section 1.4
Corporate Seal. The corporation may, but need not, have a corporate seal.
Article II

STOCKHOLDERS
Section 2.1
In General. Except as required by Section 2.6, all meetings of the stockholders shall be held at the principal executive office of the corporation or at such other place either within or without the state of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.
Section 2.2
Regular Meetings. Regular meetings of stockholders may be held on an annual or other less frequent periodic basis, but need not be held unless required by the Certificate of Incorporation, these Bylaws, or the laws of the state of Delaware.
Section 2.3
Business at Regular Meeting. At each regular meeting of stockholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting. No other particular business is required to be transacted at a regular meeting. Any business appropriate for action by the stockholders may be transacted at a regular meeting.
Section 2.4
Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes at any time by the chief executive officer, the chief financial officer, two or more directors, a person authorized in the Certificate of Incorporation or these Bylaws to call special meetings, or a stockholder or stockholders holding ten percent or more of the voting shares.
Section 2.5
Business at Special Meetings. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all of the stockholders have waived notice of the meeting in accordance with Section 2.7.
Section 2.6
Notice of Meeting. Written notice of all meetings of stockholders stating the place, date, and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting, except that a meeting called by or at the demand of a stockholder or stockholders shall be held in the county where the principal executive office of the corporation is located.
Section 2.7
Waiver; Objections. A stockholder may waive notice of a meeting of stockholders. A waiver of notice by a stockholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a stockholder at a meeting is a waiver of notice of that meeting, except where the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.
Section 2.8
Stock Ledger. At least ten days before every meeting of stockholders, the officer who has charge of the stock ledger of the corporation shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.
Section 2.9
Record Date. The board of directors may fix a date not more than 60 days before the date of a meeting of stockholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at such meeting. When a date is so fixed, only stockholders on that date are entitled to notice and permitted to vote at that meeting of stockholders.
Section 2.10
Certification of Beneficial Owner. A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a stockholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the stockholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual stockholder, are deemed the stockholders for the purposes specified in the writing.
Section 2.11
Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting present in person or by proxy at the meeting are a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the Certificate of Incorporation. If a quorum is present when a duly called or held meeting is convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than the proportion or number otherwise required for a quorum.
Section 2.12
Adjourned Meetings. In the absence of a quorum, any meeting may be adjourned from time to time. If any meeting of the stockholders is adjourned to another time or place, no notice of the date, time, and place of such adjourned meeting need be given other than by announcement at the time of adjournment.
Section 2.13
Majority Vote Required. The stockholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, except where a larger proportion or number is required by the Certificate of Incorporation, these Bylaws, or the laws of the state of Delaware.
Section 2.14
Voting Power. Unless otherwise provided in the Certificate of Incorporation or in the terms of the shares, a stockholder has one vote for each share held.
Section 2.15
Jointly Owned Shares. Shares owned by two or more stockholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares.
Section 2.16
Registered Stockholders. Except as otherwise provided in Section 2.9 or the laws of the state of Delaware, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 2.17
Stockholder Management. The holders of the voting shares of the corporation may, by unanimous affirmative vote, take any action that the board of directors is required or permitted to take or that the stockholders are permitted to take after action or approval of the board of directors.
Section 2.18
Proxies. A stockholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more stockholders is valid if signed by any one of them, unless the corporation receives from any one of those stockholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy.
Section 2.19
Action Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the corporation having the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing; provided, however, that failure to provide such notice shall not invalidate such corporate action otherwise validly taken by the stockholders.
Article III

DIRECTORS
Section 3.1
Number and Election. The board of directors shall consist of not less than one director; the board of directors may by resolution fix a greater number, subject to change by vote of the stockholders. The board may appoint persons to serve in additional director seats subject to re-election by the stockholders. The number of directors may be modified by the stockholders who shall, at each regular meeting, fix the number of directors and elect the number so fixed. Except as provided in Section 3.2, each director shall hold office until his or her successor is elected and qualifies or until his or her earlier death, disqualification, resignation or removal. Directors shall be natural persons but need not be stockholders.
Section 3.2
Vacancies and New Directorships. Unless different rules for filling vacancies are provided for in the Certificate of Incorporation, vacancies on the board of directors resulting from the death, disqualification, resignation, or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies on the board of directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. Each director elected to fill a vacancy holds office until a qualified successor is elected by the stockholders at the next regular meeting or special meeting of the stockholders.
Section 3.3
Powers. Except as otherwise provided by a stockholder agreement or Section 2.17, the business and affairs of the corporation shall be managed by or under the direction of a board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Certificate of Incorporation, these Bylaws, or the laws of the state of Delaware directed or required to be exercised or done by the stockholders.
Section 3.4
Time and Place of Meetings. Meetings of the board of directors may be held from time to time at any place, within or without the state of Delaware, that the board of directors may select or by any means described in Section 3.5. If the board of directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the corporation, except in the case of the first meeting of each newly elected board of directors which shall be held as provided in Section 3.6.
Section 3.5
Electronic Meetings. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by Section 3.6 for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a board meeting not described above by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.
Section 3.6
Meetings. Meetings of the board of directors may be called by a director or by the chief executive officer of the corporation on ten days’ notice to all directors, of the date, time and place of the meeting. The notice need not state the purpose of the meeting. If the date, time, and place of a board meeting have been announced at a previous meeting of the board of directors, no notice is required.
Section 3.7
Quorum. A majority, or a larger or smaller proportion or number provided in the Certificate of Incorporation, of the directors currently holding office present at a meeting is a quorum for the transaction of business.
Section 3.8
Adjourned Meetings. In the absence of a quorum, any meeting may be adjourned from time to time. If any meeting of the board of directors is adjourned to another time or place, no notice of such adjourned meeting need be given other than by announcement at the time of adjournment.
Section 3.9
Board of Directors Action. The board of directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the Certificate of Incorporation, these Bylaws, or the laws of the state of Delaware. If the Certificate of Incorporation requires a larger proportion or number than is required by the laws of the state of Delaware for a particular action, the Certificate of Incorporation shall control.
Section 3.10
Waiver of Notice. A director may waive notice of a meeting of the board of directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
Section 3.11
Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
Section 3.12
Committees. A resolution approved by the affirmative vote of a majority of the entire board of directors may establish committees having the authority of the board of directors in the management of the business of the corporation to the extent provided in the resolution. Committee members shall be natural persons. Unless the Certificate of Incorporation provides for a different membership, a committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the Certificate of Incorporation, these Bylaws, or in a resolution approved by the affirmative vote of a majority of the directors present. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.
Section 3.13
Action by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all of the members of the board of directors consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors.
Section 3.14
Fees and Expenses. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid such compensation for their services as a director as the board of directors may fix from time to time. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Committee members shall also be paid their expenses, if any, and be compensated as the board of directors may determine for attending committee meetings.
Article IV

OFFICERS
Section 4.1
Election of Required Officers. The officers of the corporation shall be elected by the board of directors and shall consist in all events of a chief executive officer and chief financial officer, however designated.
Section 4.2
Other Officers. The board of directors may elect or appoint any other officers or agents the board of directors deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms in office provided for in the Certificate of Incorporation, these bylaws, or as determined by the board of directors.
Section 4.3
Multiple Offices. Any number of offices or functions of those offices may be held or exercised by the same person. If a document must be signed by person holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.
Section 4.4
Salaries. The salaries of all officers of the corporation shall be determined by the board of directors.
Section 4.5
Tenure, Removal, or Vacancy. Each officer shall hold office until his successor is elected and qualifies, or until his earlier death, disqualification, resignation, or removal. Subject to the provisions of a stockholder agreement, an officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. Such removal, however, shall be without prejudice to any contract rights of the officer. Any officer may resign at any time by giving written notice to the corporation.
Section 4.6
Duties of the Chief Executive Officer. The chief executive officer shall have general active management of the business of the corporation; when present, preside at all meetings of the stockholders and, in the absence of the chairman of the board of directors or if such officer shall not be elected, at all meetings of the board of directors; sec that all orders and resolutions of the board of directors are carried into effect; sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation or by the board of directors to some other officer or agent of the corporation; maintain records of and, whenever necessary, certify all proceedings of the board of directors and the stockholders; and perform other duties prescribed by the board of directors.
Section 4.7
Duties of President. Unless provided otherwise by a resolution adopted by the board of directors, the president shall have general active management of the day to day operations of the corporation; see that all orders and resolutions of the board of directors are carried into effect; have authority to sign and deliver in the name of the corporation such contracts, reports and other documents pertaining to the business of the corporation as are necessary or proper in the course of the corporation’s regular day to day operations, and such other documents or instruments as are authorized by the board of directors; and perform such other duties as may from time to time be prescribed by the chief executive officer or the board of directors. In the absence or disability of the chief executive officer, or when that position is vacant, the President shall exercise all of the powers and discharge all of the duties of the chief executive officer.
Section 4.8
Duties of Chief Financial Officer. The chief financial officer shall keep accurate financial records for the corporation, deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the board of directors; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the board of directors, making proper vouchers therefor; disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the board of directors; render to the chief executive officer and the board of directors, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; and perform other duties prescribed by the board of directors or by the chief executive officer.
Section 4.9
Duties of Treasurer. Unless provided otherwise by a resolution adopted by the board of directors, the treasurer of the corporation shall keep accurate financial records for the corporation; deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the board of directors shall designate from time to time; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the board of directors, making proper vouchers therefor; disburse company funds and issue checks and drafts in the name of the corporation as ordered by the board of directors; render to the chief executive officer and the board of directors, whenever requested, an account of all such officer’s transactions as treasurer and of the financial condition of the corporation; and perform such other duties as may be prescribed by the board of directors, the chief executive officer or the president from time to time. In the absence or disability of the chief financial officer, or when that position is vacant, the treasurer shall exercise all of the powers and discharge all of the duties of the chief financial officer.
Section 4.10
Duties of Chairman of the Board of Directors. The chairman of the board of directors, if there be one, shall, when present, preside at all meetings of the board of directors and shall perform such duties and have such powers as the board of directors may from time to time prescribe.
Section 4.11
Duties of Executive Vice President. The executive vice president, if there be one, shall manage the business of the corporation under the advice and general control of the chief executive officer. At the request of the chief executive officer, or in the event of his absence or disability, he shall perform the duties and exercise the powers of the chief executive officer and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.
Section 4.12
Duties of Vice Presidents. Each vice president, if there be any, shall have such powers and perform such duties as may from time to time be assigned to them respectively by the board of directors or the chief executive officer. In the absence of the chief executive officer (and the executive vice president, if one is elected) or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.
Section 4.13
Duties of Secretary. The secretary shall attend all meetings of the board of directors and of the stockholders and record all the proceedings of all such meetings in a book to be kept for that purpose and shall perform like duties for any committee appointed by the board of directors when so directed by the chief executive officer; give, or cause to be given, notice of all meetings of the stockholders and, when required, meetings of the board of directors; and have custody of the corporate seal of the corporation, if there be one, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation, if there be one, and to attest the affixing by his signature. The secretary shall perform such other duties and have such other powers as the board of directors or the chief executive officer shall from time to time prescribe.
Article V

SHARE CERTIFICATES AND TRANSFER
Section 5.1
Registered Shareholders. The corporation may treat the holder of record of any shares issued by the corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the state of Delaware, or giving proxies with respect to those shares.
Section 5.2
Uncertificated Shares. The shares of the corporation shall be uncertificated shares. The corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the new owner of the shares the following information:

(a) The name of the corporation.

(b) A statement that the corporation is incorporated under the laws of the state of Delaware.

(c) The name of the person to whom it the shares are issued.

(d) The number and class of shares, and the designation of the series, if any.

Section 5.3
Transfer of Shares. Shares of the corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the corporation only by the holder of record thereof or by such person’s attorney lawfully made in writing. No transfer of shares shall be valid as against the corporation for any purpose until it shall have been entered in the share records of the corporation by an entry showing from and to whom the shares were transferred. Any restrictions on transfers of shares shall be conspicuously noted on the face or back of the certificate representing the shares or included in information sent to the holder of the shares, if the shares are uncertificated.
Article VI

GENERAL PROVISIONS
Section 6.1
Manner of Amendment. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the board of directors, subject to the power of the stockholders exercisable in the manner provided by the laws of the state of Delaware to adopt, amend, or repeal Bylaws adopted, amended, or repealed by the board of directors.
Section 6.2
Dividends. Dividends on the shares of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation.
Section 6.3
Voting of Shares of Other Corporations. The shares of any other corporation owned by this corporation may be voted at any meeting of the stockholders of such other corporation by such proxy as the board of directors of this corporation may appoint, or if no such appointment be made, by the chief executive officer.
Section 6.4
Indemnification. The corporation shall not indemnify its agents, as such. The corporation nevertheless shall indemnify it officers and directors, to the full extent permitted by the laws of the state of Delaware; no other person, corporation, or legal entity of whatever nature shall have any right thereto by way of voluntary or involuntary assignment, subrogation, or otherwise.
Section 6.5
Notices; General. Whenever notice is required to be given to any director or stockholder under the laws of the state of Delaware, the Certificate of Incorporation or these Bylaws, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally, by facsimile or by e-mail or by any other means permitted by Delaware law.

Section 6.6
Checks, Drafts, Etc.. All checks, drafts, or other instruments for payment of money or notes of the corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the board of directors.
Section 6.7
Fiscal Year. The fiscal year of the corporation shall be as determined by the board of directors.
Section 6.8
Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.
Section 6.9
Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.